Exhibit 10.5

This is an English Translation

Loan Contract

Borrower:	Beijing China Auto Rental Co., Ltd.
Address:	5F, Block B, Platform 2, West Region, Jingtong Building, Sihui Subway Station, Chaoyang District, Beijing
Legal Representative:	Lu Zhengyao

Lender:	Legend Holdings Limited
Address:	South Wing, 10/F, Tower A, Raycom Info Tech Park, No.2 Ke Xue Yuan Nan Lu, Zhongguancun, Haidian District, Beijing
Legal Representative:	Liu Chuanzhi

Whereas the Borrower intends to borrow from the Lender for the purpose of purchasing automobiles, the Borrower and the Lender hereby enter into this Contract through consultation:

ARTICLE ONE       BORROWING

I.                                   Loan currency: Renminbi (RMB)

II.                               Loan amount: RMB thirty million (¥30,000,000)

III.                           Term of loans: twelve months since the actual date on which the loans under this Contract is paid.

IV.                           The loans under this Contract shall only be used for the purpose of purchasing automobiles. The Borrower shall not use the loans for any other purposes without the prior written consent of the Lender.

ARTICLE TWO       INTEREST RATE AND CALCULATION METHOD

V.                               Interest Rate

The annual interest rate of loans under this Contract is 7.572%. The interest shall be calculated based on a 360 days a year basis (i.e. 12 months, 30 days per month). If during the forgoing term of loans the corresponding lending benchmark interest rate published by the People’s Bank of China is subject to certain percentage adjustment, the lending annual interest rate under this Contract shall also be adjusted pro rata on the basis of 7.572%.

VI.                           The formula for calculating the interest under this Contract is set out as follows:

Interest rate = (interest rate as determined in Section V of this Contract) X (loan amount, i.e. RMB 30 million) X (actual days of use/360 days)

The number of actual days of use is calculated as from the date on which the Lender makes actual payment of loans under this Contract (inclusive) to the date on which the Lender receives the repayment of loans under this Contract from the Borrower in full amount (exclusive).

ARTICLE THREE       REPAYMENT OF PRINCIPAL AND INTEREST

VII.                       The Borrower shall repay the principal together with the accrued interest under this Contract in full when due in accordance with this Contract.

VIII.                   The Borrower and the Lender acknowledge that the interest of loans calculated in accordance with Section VI of this Contract shall be paid by the Borrower to the Lender on the last day of each quarter on a quarterly basis within the term of loans, while the last installment of interest may be paid together with the principal on the same day when the principal is repaid.

IX.                          The Borrower and the Lender agree that in case of significant change in the Borrower’s shareholding structure, the Lender shall have the right to ask the Borrower to repay the loans in advance. The Borrower must repay the principal of loans which are actually used and the accrued interest in full within the time limit required by the Lender.

ARTICLE FOUR       BORROWER’S REPRESENTATIONS AND WARRANTIES

X.                              The Borrower warrants that within the term of loans under this Contract, it will give a written notice to the Lender within seven days prior to the occurrence or potential occurrence of any following incidents:

(1)                                  There are material changes in the Borrower’s operational system or shareholding structure, including but not limited to contract operation, lease operation, joint operation, joint-stock reform, merger (consolidation), equity (cooperative) joint venture, division, establishment of a subsidiary, equity transfer, capital increase/decrease, winding-up, dissolution, filing for bankruptcy, etc.;

(2)                                  Changes of major issues, such as amendment of articles of association and replacement of legal representative have occurred to the Borrower, and major decisions are made to adjust its administrative, business and financial staff;

(3)                                  The Borrower sells, transfers or otherwise disposes of all or part of its assets;

(4)                                  The Borrower provides security for any third party, which will or may have material adverse impact on its financial position and its ability to perform its obligations under this Contract;

(5)                                  The Borrower is faced with administrative penalties, or involved in a material law suit or dispute, or its major assets have been imposed with enforcement measures, such as sealing up and freezing;

(6)                                  Other incidents that have material adverse impact on the financial position or the ability to perform its obligations under this Contract have occurred to the Borrower.

Within five days upon receipt of such written notice of aforesaid incident from the Borrower, the Lender shall have the right to declare early repayment of loans under this Contract at its own discretion and require the Borrower to repay the principal of loans under this Contract together with the accrued interest in full within a certain time limit.

ARTICLE FIVE       DEFAULT EVENT

XI.                          Within the term of this Contract, the occurrence of any following event to the Borrower shall constitute a breach of this Contract:

(1)                                  Without the prior written consent of the Lender, the Borrower misappropriates the loans under this Contract for purposes other than those provided by Section IV of this Contract;

(2)                                  The Borrower fails to repay the principal of loans or the accrued interest in full when due in accordance with this Contract;

(3)                                  The Borrower refuses to accept normal financial or operational supervision from the Lender, or the Borrower or its guarantor provides false financial statements or capital verification report;

(4)                                  The Borrower breaches the relevant laws and regulations;

(5)                                  The legal representative or key management personnel of the Borrower breaches the relevant laws and regulations, which may incur criminal liability or cause material adverse effect on the daily operations of the Borrower;

(6)                                  Any incident set out in Section X of this Contract has occurred to the Borrower, which fails to be eliminated within the time limit required by the Lender.

XII.                      Upon occurrence of any default event set out in the above Section XI, the Lender shall have the right to take the following measures:

(1)                                  To declare early repayment of all advanced principal of loans under this Contract and require the Borrower to promptly repay loan principal together with accrued interest in full;

(2)                                  To seek other remedies as prescribed by laws and regulations.

ARTICLE SIX       DEFAULT LIABILITY

XIII.                  If the Borrower fails to fully and timely repay the principal of loans and accrued interest under this Contract on the expiration of term of loans provided by this Contract, starting from such expiration date, the Borrower shall be surcharged with a penalty interest in connection with the Borrower’s total overdue payables on a daily basis and based on an interest rate 30% upward the annual interest rate under this Contract.

ARTICLE SEVEN       MISCELLANEOUS

XIV.                  Any disputes in connection with this Contract shall be governed by the competent people’s court in the locality of the Lender.

XV.                      This Contract shall take effect after being signed and sealed by the legal representatives or authorized representatives of the Borrower and the Lender.

XVI.                  This Contract shall have two original copies, among which, the Lender and the Borrower shall each hold one copy. Each copy shall have the same legal effect.

(No Text Below)

(Signature Page to Loan Contract)

Borrower (Company Seal)	Lender (Company Seal)

[Company’s seal affixed]	[Company’s seal affixed]

Legal Representative or Authorized Representative	Legal Representative or Authorized Representative

(Signature or Seal)	(Signature or Seal)

/s/	/s/

Signing Date: 1 April 2011	Signing Date: 1 April 2011